Exhibit 4.1

EXECUTION VERSION

NORTHERN UTILITIES, INC.

$50,000,000

3.52% Senior Notes, Series 2017A, due November 1, 2027

4.32% Senior Notes, Series 2017B, due November 1, 2047

NOTE PURCHASE AGREEMENT

Dated as of July 14, 2017

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Section 22.5.	Counterparts	42
Section 22.6.	Governing Law	42
Section 22.7.	Jurisdiction and Process; Waiver of Jury Trial	42

Signature		44

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SCHEDULE A	—	Information Relating to Purchasers
SCHEDULE B	—	Defined Terms
SCHEDULE 5.3	—	Disclosure Materials
SCHEDULE 5.4	—	Organization and Ownership of Shares and Subsidiaries
SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness

SCHEDULE 10.1	—	Existing Funded Indebtedness

SCHEDULE 10.2	—	Existing Liens

EXHIBIT 1(a)	—	Form of 3.52% Senior Note, Series 2017A, due November 1, 2027
EXHIBIT 1(b)	—	Form of 4.32% Senior Note, Series 2017B, due November 1, 2047
EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel for the Company
EXHIBIT 4.4(b)	—	Form of Opinion of Gary Epler, Chief Regulatory Counsel for Unitil Service Corp.
EXHIBIT 4.4(c)	—	Form of Opinion of Special Counsel for the Purchasers

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NORTHERN UTILITIES, INC.

6 Liberty Lane West

Hampton, New Hampshire 03842-1720

$20,000,000 3.52% Senior Notes, Series 2017A, due November 1, 2027

$30,000,000 4.32% Senior Notes, Series 2017B, due November 1, 2047

Dated as of July 14, 2017

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

Northern Utilities, Inc., a New Hampshire corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1. AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of its (i) $20,000,000 aggregate principal amount of 3.52% Senior Notes, Series 2017A, due November 1, 2027 (the “Series A Notes”), and (ii) $30,000,000 aggregate principal amount of 4.32% Senior Notes, Series 2017B, due November 1, 2047 (the “Series B Notes”) (each of the Series A Notes and Series B Notes, as amended, restated or otherwise modified from time to time pursuant to Section 17, are collectively referred to as the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13). The Series A Notes and the Series B Notes shall be substantially in the form set out in Exhibit 1(a) and Exhibit 1(b), respectively, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Northern Utilities, Inc.	Note Purchase Agreement

SECTION 3. CLOSING.

This Agreement shall be executed and delivered in advance of the Closing at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603, on July 14, 2017. The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m., Central time, at a closing (the “Closing”) on November 1, 2017 or on such other Business Day thereafter on or prior to November 15, 2017 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes of the series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to account number: 004622844048 at Bank of America, General Funds, ABA number: 026 009 593, for the account of Northern Utilities, Inc. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s reasonable satisfaction or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions (except, in each case, to the extent any representation or warranty expressly relates to a different date, in which case as of such different date):

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of this Agreement that would have been prohibited by Section 10 had such Section applied since such date.

Northern Utilities, Inc.	Note Purchase Agreement

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Duane Morris LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from Gary Epler, Chief Regulatory Counsel for Unitil Service Corp., covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs Gary Epler to deliver such opinion to the Purchasers) and (c) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes of the series to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Northern Utilities, Inc.	Note Purchase Agreement

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.12. Regulatory Approvals. The issue and sale of the Notes shall have been duly authorized by order of the NHPUC, the MPUC and such other regulatory authorities as may have jurisdiction, such order(s) shall be in full force and effect at the time of the Closing and any appeal periods applicable thereto shall have expired with no appeals filed during such periods.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that the representations and warranties contained in this Section 5 are true and correct as of the date of this Agreement and the Closing (except, in each case, to the extent any representation or warranty expressly relates to a different date, in which case as of such different date):

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Northern Utilities, Inc.	Note Purchase Agreement

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Company, through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, has delivered to each Purchaser a copy of a confidential Private Placement Memorandum, dated April 2017 (the “Memorandum”), relating to the transactions contemplated hereby. The Disclosure Documents (defined below) fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings identified in Schedule 5.3 and such financial statements listed in Schedule 5.5 delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2016, there has been no change in the financial condition, operations, business or properties of the Company and its Subsidiaries (taken as a whole) except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of the Company and Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each

Northern Utilities, Inc.	Note Purchase Agreement

jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate or utility regulatory law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary in an amount substantially inconsistent with the past practice of such Subsidiary.

(e) The Company is a Wholly-Owned Subsidiary of Unitil.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said consolidated financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents except liabilities, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, members agreement or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

Northern Utilities, Inc.	Note Purchase Agreement

Section 5.7. Governmental Authorizations, Etc. The Company is subject to regulation by the NHPUC and the MPUC with respect to retail rates, adequacy of service, issuance of securities, accounting and other matters and to regulation by FERC under the Energy Policy Act of 2005 in regards to certain bookkeeping, accounting and reporting requirements. The issuance and sale of the Notes have been authorized by an order of the NHPUC and an order of the MPUC, which orders have each become final and the applicable waiting or appeal periods (including any extension thereof) have expired with no appeals filed during such periods. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes other than the orders of the NHPUC and MPUC referenced above.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Other than as described below and except as disclosed in the Disclosure Documents, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Except as disclosed in the Disclosure Documents, neither the Company nor any Subsidiary is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16), in each case which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all income, franchise and other Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of income taxes for all fiscal periods are recognized in accordance with GAAP, and, except as disclosed in the Disclosure Documents, the Company knows of no Material unpaid assessment for additional income taxes for any fiscal period or any reasonable basis therefor. As of the date of this Agreement, the federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2012.

Northern Utilities, Inc.	Note Purchase Agreement

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except in each case for such lack or ownership or possession or for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) To the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) None of the Plans that are subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA, nor any trust established thereunder, have incurred any “accumulated funding deficiency” or “liquidity shortfall” (as those terms are defined in section 302 of ERISA or section 412 of the Code), whether or not waived.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

Northern Utilities, Inc.	Note Purchase Agreement

(d) The postretirement benefit obligations (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries have been determined in accordance with GAAP and are reflected in footnote 7 of the Company’s audited financial statements for its most recently ended fiscal year.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)–(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) The Company and its Subsidiaries do not have any Non-U.S. Plans.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than five (5) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act. The representation and warranty by the Company to each Purchaser in the second sentence of this Section 5.13 is made in reliance upon and subject to the accuracy of the Purchasers’ representations in Section 6.1 and Section 6.4.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Section I(B) of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not own or carry any margin stock. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 31, 2017 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in

Northern Utilities, Inc.	Note Purchase Agreement

effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary with an outstanding principal amount in excess of $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

(c) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Funded Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Funded Indebtedness of the Company.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

Northern Utilities, Inc.	Note Purchase Agreement

(d) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended. The Company is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, and the Energy Policy Act of 2005, as amended.

Section 5.18. Environmental Matters. (a) Except as disclosed in the Disclosure Documents, neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b) Except as disclosed in the Disclosure Documents, all buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank pari passu in right of payment with all other senior unsecured Funded Indebtedness (actual or contingent) of the Company.

Section 5.20. Solvency and Consideration. On the date of Closing, after giving effect to the issue and sale of the Notes and the application of the proceeds as contemplated by Section 5.14 hereof, the Company is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and a present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become due and matured. The Company does not intend to incur, nor does it believe, nor should it believe that it will incur, debts beyond its ability to pay such debts as they become due. The Company will not be rendered insolvent by the execution, delivery and performance of its obligations under or in respect of the Notes or this Agreement. The Company does not intend to hinder, delay or defraud its creditors by or through the execution, delivery or performance of its obligations under or in respect of the Notes or this Agreement.

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SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Section 6.1. Purchase for Investment.

(a) Each Purchaser severally represents and warrants that it (i) is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act, (ii) is not an “underwriter” as defined in section 2(a)(11) of the Securities Act, and (iii) is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.

(b) Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to and does not intend to register the Notes.

(c) Each Purchaser understands that the Notes will bear a legend, prominently stamped or printed thereon, reading substantially as follows:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

Section 6.2. Source of Funds. Each Purchaser severally represents and warrants that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

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(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

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(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3. Binding Effect. Each Purchaser severally represents and warrants that this Agreement has been duly executed and delivered by it and this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms.

Section 6.4. Access to Information; Knowledge and Experience. Each Purchaser severally represents and warrants that it (i) has been furnished with or has had access to the information requested from the Company, (ii) has had an opportunity to discuss with management of the Company the business and financial affairs of the Company and (iii) has such knowledge and experience in business and financial matters and with respect to investments in securities similar to the Notes that it is capable of evaluating the risks and merits of this investment.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. From the date of this Agreement until the date of the Closing and thereafter, so long as any of the Notes are outstanding, the Company shall deliver to each Purchaser (prior to the Closing) and (after the Closing) each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements —

(i) within 90 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(A) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(B) unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

(ii) within 90 days after the end of each quarterly fiscal period in each fiscal year of Unitil (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(A) an unaudited consolidated balance sheet of Unitil and its Subsidiaries as at the end of such quarter, and

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(B) unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of Unitil and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of Unitil’s Quarterly Report on Form 10-Q (the “Form 10-Q”) prepared in material compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of Section 7.1(a)(ii), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if Unitil shall have timely made such Form 10-Q available on EDGAR or on its home page on the worldwide web (at the date of this Agreement located at http://www.unitil.com) (such availability being referred to as “Electronic Delivery”);

(b) Annual Statements —

(i) within 120 days after the end of each fiscal year of the Company, duplicate copies of

(A) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(B) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year; and

(ii) within 120 days after the end of each fiscal year of Unitil, duplicate copies of

(A) a consolidated balance sheet of Unitil and its Subsidiaries as at the end of such year, and

(B) consolidated statements of income, changes in shareholders’ equity and cash flows of Unitil and its Subsidiaries for such year,

setting forth in each case above in Section 7.1(b)(i) and Section 7.1(b)(ii) in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by a report thereon of independent public accountants of recognized national standing, to the effect that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with

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such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such report in the circumstances, provided that the delivery within the time period specified above of Unitil’s Form 10-K (the “Form 10-K”) for such fiscal year (together with Unitil’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in material compliance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of Section 7.1(b)(ii), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if Unitil shall have timely made Electronic Delivery thereof;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each proxy statement, financial statement, or report sent by the Company, Unitil or any Subsidiary to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits), and each prospectus and all amendments thereto filed by the Company, Unitil or any Subsidiary with the SEC; provided that copies of any such documents required to be delivered pursuant to this clause (c) may be delivered by Electronic Delivery;

(d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(e), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) Material Adverse Events — promptly upon the occurrence thereof, notice of any event, circumstance or condition which would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement and the Notes; and

(h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company, Unitil or any of their respective Subsidiaries (including, but without limitation, actual copies of Unitil’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 (to the extent Funded Indebtedness is incurred during the period covered by such certificate) and 10.5, during the quarterly or annual period

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covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence). In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation. The Company shall permit the representatives of each Purchaser (prior to the Closing) and each holder of a Note (after the Closing) that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and (with the consent of the Company, which consent will not be unreasonably withheld) independent public accountants, all at such times and as often as may be requested.

Each holder of the Notes agrees to keep confidential any Confidential Information received as a result of the rights granted in this Section 7 in the manner provided in Section 20.

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SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Maturity.

(a) As provided therein, the entire unpaid principal balance of each Series A Note shall be due and payable on the Maturity Date thereof.

(b) As provided therein, the entire unpaid principal balance of each Series B Note shall be due and payable on the Maturity Date thereof.

Section 8.2. Optional Prepayments. Prior to August 1, 2027, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series A Notes (but if in part then in a minimum aggregate principal amount of $100,000), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. On and after August 1, 2027, the Company may, at its option, upon notice as provided below, prepay at any time all the Series A Notes, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, but without payment of the Make-Whole Amount.

Prior to May 1, 2047, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series B Notes (but if in part then in a minimum aggregate principal amount of $100,000), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. On and after May 1, 2047, the Company may, at its option, upon notice as provided below, prepay at any time all the Series B Notes at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, but without payment of the Make-Whole Amount.

The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 15 days and not more than 45 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount, if any, as of the specified prepayment date.

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Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.1 or Section 8.2, the aggregate principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4. Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate Controlled by the Company to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to a written offer to purchase a specified principal amount of Notes made by the Company or an Affiliate Controlled by the Company pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder of Notes with reasonably sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate Controlled by the Company pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

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“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on

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which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9. AFFIRMATIVE COVENANTS.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1. Compliance with Law. Without limiting Section 10.7, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA Patriot Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or the failure to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will insure and keep insured, and will cause every Subsidiary to insure and keep insured, to a reasonable amount with reputable insurance companies, so much of their respective properties as companies engaged in a similar business and to the extent such companies in accordance with good business practice customarily insure properties of a similar character against loss by fire and from other causes or, in lieu thereof, in the case of itself or its Subsidiaries, the Company will maintain or cause to be maintained a system or systems of self-insurance which will accord with the approved practices of companies owning or operating properties of a similar character and maintaining such systems, and of a size similar to that of the Company and its direct and indirect Subsidiaries on a consolidated basis.

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Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need file any such return or pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the non-filing of any such return or the nonpayment of all such taxes, assessments, charges, levies and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc.; Ownership of Subsidiaries. (a) Subject to Section 10.4(ii) the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Notwithstanding anything to the contrary contained herein, except pursuant to an action or order by a Governmental Authority, one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of the Company shall at all times be and remain owned (directly or indirectly) by Unitil.

Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Northern Utilities, Inc.	Note Purchase Agreement

Section 9.7. Notes to Rank Pari Passu. The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all other senior unsecured Funded Indebtedness of the Company.

Section 9.8. Guarantors. (a) The Company will cause any Person that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(i) enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Person, on a joint and several basis with all other such Persons, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Guaranty Agreement”); and

(ii) deliver the following to each holder of a Note:

(A) an executed counterpart of such Guaranty;

(B) a certificate signed by an authorized responsible officer of such Person containing representations and warranties on behalf of such Person to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, and 5.7 of this Agreement (but with respect to such Person and such Guaranty rather than the Company);

(C) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Person and the due authorization by all requisite action on the part of such Person of the execution and delivery of such Guaranty and the performance by such Person of its obligations thereunder; and

(D) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Person and such Guaranty as the Required Holders may reasonably request.

In addition to the foregoing, if the Bank Credit Agreement shall contain (or be amended to contain) covenants, reporting obligations or events of default related to such Bank Guarantor, then the Company shall deliver an amendment to this Agreement to add similar covenants, reporting obligations and events of default related to such Bank Guarantor for the benefit of the holders of the Notes, and until such time as such amendment is delivered, this Agreement shall be deemed, without any action on the part of the parties hereto, to be amended to include such additional covenants, reporting obligations and events of default as if set forth herein in full. If

Northern Utilities, Inc.	Note Purchase Agreement

the Bank Credit Agreement shall cease to contain such covenants, reporting obligations or events of default related to such Bank Guarantor, then the Company and the holders of the Notes shall deliver an amendment to this Agreement to remove such similar covenants, reporting obligations and events of default related to such Bank Guarantor, and until such time as such amendment is delivered, this Agreement shall be deemed, without any action on the part of the parties hereto, to be amended to exclude such covenants, reporting obligations and events of default as if set forth herein in full.

(b) At the election of the Company and by written notice to each holder of Notes, any Guarantor that has provided a Guaranty under subparagraph (a) of this Section 9.8 may be discharged from all of its obligations and liabilities under its Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Guarantor under its Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Guaranty, (iv) if in connection with such Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith, and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv). In the event of any such release, for purposes of Section 10.1, all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.

SECTION 10. NEGATIVE COVENANTS.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1. Limitation on Funded Indebtedness. (a) The Company will not, and will not permit any Subsidiary to create, incur, assume or otherwise become liable for any Funded Indebtedness other than:

(i) Funded Indebtedness evidenced by the Notes;

(ii) Funded Indebtedness of the Company or any Subsidiary outstanding as of the Closing and reflected in Schedule 10.1; and

(iii) additional Funded Indebtedness, so long as the aggregate outstanding principal amount of such Funded Indebtedness, after giving effect to the application of the proceeds thereof (subject to the proviso set forth hereafter) and when added to all other Funded Indebtedness of the Company and its Subsidiaries (determined on a consolidated basis) then outstanding, does not exceed 65% of the Total Capitalization;

Northern Utilities, Inc.	Note Purchase Agreement

provided, that in giving effect to the application of such proceeds, only applications which are substantially contemporaneous with the incurrence of such additional Funded Indebtedness shall be given such effect, except that if the application of such proceeds involves the redemption of other securities of the Company, and such redemption cannot be made substantially contemporaneously with the incurrence of such additional Funded Indebtedness, then such intended redemption shall nevertheless be given effect for purposes hereof if either (1) the Company shall have given irrevocable written notice of redemption of such other securities to the holders thereof at or prior to the time of the incurrence of such additional Funded Indebtedness and such redemption is thereafter made in accordance with the terms of such notice, or (2) if such notice was not permitted to be given at or prior to the time of the incurrence of such additional Funded Indebtedness and the redemption will occur within 180 days after such incurrence, then (A) the proceeds of such Funded Indebtedness to be used for such redemption shall have been set aside in an escrow or trust account with a United States bank or other financial institution having capital and surplus of at least $35,000,000, together with written instructions to the escrow agent or trustee to send notice of redemption of such securities provided by the Company to the holders thereof in accordance with the terms of such securities and thereafter to use such proceeds for such redemption in accordance with the terms of such notice, such escrow or trust account to also provide (x) that the funds set aside therein are not to be released to or for the benefit of the Company except for the purpose of accomplishing the redemption contemplated thereby, or with the prior written consent of all holders of Notes then outstanding, and (y) that if the funds set aside therein are invested in securities by such bank or financial institution, they shall be invested only in direct obligations of the United States of America maturing in not more than 180 days, and (B) unless otherwise agreed to in writing by all of the holders of Notes then outstanding, the redemption to be funded from such escrow or trust account is actually made in accordance with the terms under which such escrow or trust account is established.

(b) In addition to the limitations contained in Section 10.1(a), no Subsidiary shall create, incur, assume or become liable for, or have outstanding any Funded Indebtedness if, after giving effect thereto and to any concurrent transaction, the aggregate amount of all Funded Indebtedness of all Subsidiaries would exceed 20% of Total Shareholders’ Equity.

(c) For the purposes of this Section 10.1, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding.

Section 10.2. Limitation on Liens. Except as hereinafter in this Section expressly permitted, the Company will not at any time, nor will it permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist, except in favor of the Company or any Subsidiary, any Lien upon any of its properties or assets, real or personal, whether now owned or hereafter acquired, or of or upon any income or profits therefrom, without making effective provision, and the Company covenants that in any such case it will make or cause to be made effective

Northern Utilities, Inc.	Note Purchase Agreement

provision, whereby the Notes then outstanding shall be secured by such Lien equally and ratably with any and all other Indebtedness to be secured thereby pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders, so long as any such other Indebtedness shall be so secured.

Nothing in this Section shall be construed to prevent the Company or a Subsidiary from creating, assuming or suffering to exist, and the Company and its Subsidiaries are hereby expressly permitted to create, assume or suffer to exist, without securing the Notes as hereinabove provided, Liens of the following character:

(a) any purchase money mortgage or other Lien existing on any property of the Company or a Subsidiary at the time of acquisition, whether or not assumed, or created contemporaneously with the acquisition or construction of property, to secure or provide for the payment of the purchase or construction price of such property, and any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired; provided, however, that (i) the aggregate principal amount of the Indebtedness secured by all such mortgages and other Liens on a particular parcel of property shall not exceed 100% of the lesser of the total cost or fair market value at the time of the acquisition or construction of such property, including the improvements thereon (as determined in good faith by the Board of Directors of the Company or the relevant Subsidiary) and (ii) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 10.1;

(b) refundings or extensions of any Lien permitted by this Section 10.2 for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof, and covering only the same property theretofore securing the same;

(c) deposits, Liens or pledges to enable the Company or a Subsidiary to exercise any privilege or license, or to secure payment of worker’s compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the Company or a Subsidiary is a party, or to secure public or statutory obligations of the Company or a Subsidiary, or to secure surety, stay or appeal bonds to which the Company or a Subsidiary is a party; or other similar deposits or pledges made in the ordinary course of business;

(d) mechanics’, workmen’s, repairmen’s, materialmen’s or carrier’s liens or other similar Liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such Liens;

(e) Liens arising out of judgments or awards against the Company or a Subsidiary (i) which judgments or awards are discharged by the Company within 60 days after entry thereof (or such shorter period of time in which a judgment creditor may execute upon any such judgment or award); (ii) with respect to which the Company or a

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Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; or (iii) Liens incurred by the Company or a Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or a Subsidiary is a party;

(f) Liens for taxes (i) not yet subject to penalties for non-payment or (ii) being contested, provided, payment thereof is not required by Section 9.4;

(g) minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate Materially detract from the value of said properties or Materially impair their use in the operation of the business of the Company or a Subsidiary;

(h) Liens incurred in connection with the lease of conversion burners and water heaters to customers;

(i) Liens on property acquired through the merger or consolidation of another utility company with or into, or the purchase of all or substantially all of the assets of another utility company by, the Company or a Subsidiary, provided that such Lien does not extend to other property of the Company or a Subsidiary;

(j) pledges, assignments and other security devices entered into in connection with the financing or refinancing of customers’ conditional sales contracts;

(k) Liens securing Indebtedness incurred in connection with the purchase and sale of gas and/or energy supply (including transportation or transmission charges) or Guaranties in respect of obligations under such contracts; provided that, such Liens attach solely to such gas or energy supply;

(l) contractual rights of the Company and its Subsidiaries in connection with funds contributed and borrowed under the Cash Pooling and Loan Agreement;

(m) Liens existing on the date hereof and not reflected on Schedule 10.2 hereto and Liens created or incurred after the date of Closing, in addition to those otherwise permitted by this Section 10.2, securing Indebtedness (other than Indebtedness in respect of the principal credit facilities of the Company and its Subsidiaries (including any Bank Credit Agreement) or any Indebtedness outstanding under or pursuant to any private placement document pursuant to which the Company or any Subsidiary has issued senior notes, in each case, whether now existing or existing in the future) which does not exceed in the aggregate $10,000,000 at any one time outstanding; provided that all such Indebtedness shall have been incurred within the applicable limitations provided in Section 10.1;

Northern Utilities, Inc.	Note Purchase Agreement

(n) Liens existing on the date hereof and listed on Schedule 10.2 hereto; and

(o) Liens securing Indebtedness issued to finance or refinance the Company’s operation center buildings in New Hampshire and/or Maine or any property acquired in replacement thereof which do not at any time exceed an aggregate principal amount of $25,000,000.

If at any time the Company or a Subsidiary shall create or assume any Lien not permitted by this Section, to which the covenant to secure the Notes in the first paragraph of this Section 10.2 is applicable, the Company will promptly deliver to each holder of record of the Notes then outstanding:

(x) an Officers’ Certificate stating that the covenant of the Company contained in the first paragraph of this Section 10.2 has been complied with; and

(y) an opinion of counsel addressed to such holders to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

Section 10.3. Transactions with Affiliates. Except as described in the Disclosure Documents prior to Closing, the Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary or Unitil or another Subsidiary of Unitil), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, except as may be necessary in order for the Company to comply with requirements of any applicable state or federal statute or regulation; provided, however, that if it is not possible to identify what terms would apply to a comparable arm’s-length transaction with a Person not an Affiliate, such transaction shall be upon such terms as shall be fair and reasonable under the circumstances.

Section 10.4. Merger or Consolidation; Sale or Transfer of Assets. The Company will not (a) consolidate with or be a party to a merger with any other corporation or (b) sell, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole); provided, however, that the Company may consolidate, merge or otherwise combine with any other corporation (including, without limitation, Granite), or sell, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole), if

(i) the corporation which results from such consolidation, merger or combination or the corporation to which the Company sells, leases or otherwise disposes of all or substantially all of its and its Subsidiaries’ (taken as a whole) assets (in either case, the “surviving corporation”) is either the Company (in the case of a merger, consolidation or combination), or, if not, is organized under the laws of any State of the United States or the District of Columbia,

Northern Utilities, Inc.	Note Purchase Agreement

(ii) in the event that the surviving corporation is not the Company, the obligations of the Company under this Agreement and the Notes are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and

(iii) at the time of such consolidation, merger or combination or sale, lease or other disposition of all or substantially all of the Company’s and its Subsidiaries’ assets, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and the Company or the surviving corporation, as the case may be, could incur at least $1.00 of additional Funded Indebtedness pursuant to Section 10.1;

Section 10.5. Restrictions on Dividends. (a) The Company will not except (i) as hereinafter provided and (ii) for declaring or paying any dividend solely in shares of its own common stock:

(i) declare or pay any dividend; or

(ii) make any other distribution of cash, property or assets on any shares of any class of its capital stock or apply any of its cash, property or assets (other than amounts equal to net proceeds received from the sale of common stock of the Company subsequent to the date of this Agreement) to the purchase or retirement of, or make any other distribution, through reduction of capital or otherwise, in respect of any shares of its capital stock;

(which dividends, distributions, purchases and retirements are hereinafter referred to as “distributions”) if, after giving effect to such distribution, the aggregate amount of (1) all such distributions declared, paid, made or applied subsequent to January 1, 2017, plus (2) all regular dividends declared on any class of Preferred Stock of the Company subsequent to January 1, 2017 and all amounts charged to retained earnings after January 1, 2017 in connection with the purchase or retirement of any shares of Preferred Stock of the Company, would exceed an amount equal to the sum of (x) 100% of the Company’s Adjusted Net Income (Deficit) accumulated subsequent to January 1, 2017, plus (y) 100% of the net proceeds from any common or preferred equity issuances by the Company subsequent to January 1, 2017, plus (z) $98,500,000.

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(b) For the purposes of this Section 10.5, the amount of any distribution declared, paid or distributed in property shall be deemed to be the fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the distribution in question.

Section 10.6. Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement provided, however, an expansion of the Company’s or any Subsidiary’s service territory shall be deemed not to be a change from the general nature of the business engaged in by the Company and its Subsidiaries.

Section 10.7. Economics Sanctions Regulations. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in any of Sections 7.1(d) or Sections 10.1, 10.2, 10.4, or 10.5; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b), and (c)) or, if a Guaranty Agreement is in effect, any Guarantor defaults in the performance of or compliance with any Material term of such Guaranty Agreement and, in each case, such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company or any Guarantor, as applicable, receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

Northern Utilities, Inc.	Note Purchase Agreement

(e) any representation or warranty made in writing by the Company or a Guarantor, if any, or by any officer of the Company or such Guarantor in this Agreement or in the Guaranty Agreement, as applicable, or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

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(i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 (in excess of insurance available therefor), including, without limitation, any such final order enforcing a binding arbitration decision are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) if a Guaranty Agreement is in effect, such Guaranty Agreement ceases to be a legally valid, binding and enforceable obligation or contract of any Guarantor, or any Guarantor or any party by, through or on account of any such Guarantor, challenges the validity, binding nature or enforceability of a Guaranty Agreement.

SECTION 12.         REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration . (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of at least 66 2/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies . If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding

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may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Guaranty Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.         REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes . The Company shall keep at its principal executive office, or at such other office the address of which the Company may hereafter notify the holders of the Notes from time to time, a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver, consent, or other instrument pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

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Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 and shall be bound by the terms of this Agreement.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another Institutional Investor that is a holder of a Note with a minimum net worth of at least $5,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Northern Utilities, Inc.	Note Purchase Agreement

SECTION 14.         PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Hampton, New Hampshire, at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3. FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Northern Utilities, Inc.	Note Purchase Agreement

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty Agreement or the Notes, or by reason of being a holder of any Note; (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Guaranty Agreement; and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company, due to (a) any failure of any representation or warranty of the Company in this Agreement to be true and correct in all material respects on the date as of which made and at the time of the Closing (except, in each case, to the extent any representation or warranty expressly relates to a different date, in which case as of such different date) or (b) any failure by the Company to perform or comply in all material respects with any covenant or agreement contained in this Agreement.

Section 15.2. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Guaranty Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Guaranty Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15.2, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Northern Utilities, Inc.	Note Purchase Agreement

Section 15.3. Survival. The obligations of the Company under this Section 15.3 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Guaranty Agreement or the Notes, and the termination of this Agreement.

SECTION 16.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company as of the date of such statements under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Guaranty Agreement embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.         AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6, or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no amendment or waiver may, without the written consent of each Purchaser (prior to the Closing) and the holder of each Note (after the Closing) at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17, or 20.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each Purchaser (prior to the Closing) and each holder of a Note (after the Closing) (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Guaranty Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any

Northern Utilities, Inc.	Note Purchase Agreement

Guaranty Agreement to each Purchaser (prior to the Closing) and each holder of a Note (after the Closing) promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser (prior to the Closing) or holder (after the Closing) of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Guaranty Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 or any Guaranty Agreement by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 or any Guaranty Agreement applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Guaranty Agreement shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in any Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Northern Utilities, Inc.	Note Purchase Agreement

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.         REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.         CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, such Subsidiary, Unitil or Unitil’s Affiliates, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.

Northern Utilities, Inc.	Note Purchase Agreement

Each Purchaser will maintain the confidentiality of and not disclose such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes) who are otherwise obligated to hold confidential and not disclose the Confidential Information substantially in accordance with this Section 20, (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party, or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Guaranty Agreement after prior written notice provided to the Company.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Northern Utilities, Inc.	Note Purchase Agreement

SECTION 21.         SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.         MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, other than as provided in Section 10.4, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10, and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Northern Utilities, Inc.	Note Purchase Agreement

Section 22.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 22.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SECTION 22.7. JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL. (A) THE COMPANY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW

Northern Utilities, Inc.	Note Purchase Agreement

OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(B) THE COMPANY AGREES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT A FINAL JUDGMENT IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 22.7(A) BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON IT SUBJECT TO RIGHTS OF APPEAL, AS THE CASE MAY BE, AND MAY BE ENFORCED IN THE COURTS OF THE UNITED STATES OF AMERICA OR THE STATE OF NEW YORK (OR ANY OTHER COURTS TO THE JURISDICTION OF WHICH IT OR ANY OF ITS ASSETS IS OR MAY BE SUBJECT) BY A SUIT UPON SUCH JUDGMENT.

(C) THE COMPANY CONSENTS TO PROCESS BEING SERVED BY OR ON BEHALF OF ANY HOLDER OF NOTES IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 22.7(A) BY MAILING A COPY THEREOF BY REGISTERED, CERTIFIED, PRIORITY OR EXPRESS MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT OR DELIVERY CONFIRMATION REQUESTED, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 18 OR AT SUCH OTHER ADDRESS OF WHICH SUCH HOLDER SHALL THEN HAVE BEEN NOTIFIED PURSUANT TO SAID SECTION. THE COMPANY AGREES THAT SUCH SERVICE UPON RECEIPT (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTICES HEREUNDER SHALL BE CONCLUSIVELY PRESUMED RECEIVED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY REPUTABLE COMMERCIAL DELIVERY SERVICE.

(D) NOTHING IN THIS SECTION 22.7 SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW, OR LIMIT ANY RIGHT THAT THE HOLDERS OF ANY OF THE NOTES MAY HAVE TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY APPROPRIATE JURISDICTION OR TO ENFORCE IN ANY LAWFUL MANNER A JUDGMENT OBTAINED IN ONE JURISDICTION IN ANY OTHER JURISDICTION.

(E) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

[SIGNATURE PAGES FOLLOW]

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

NORTHERN UTILITIES, INC.

By	/s/ David L. Chong
Name: David L. Chong
Title: Treasurer

Northern Utilities, Inc.	Note Purchase Agreement

Accepted as of the date first written above.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Ernie Friesen
Name: Ernie Friesen
Title: Senior Vice President & CIO, General Accounts

By:	/s/ Eve Hampton
Name: Eve Hampton
Vice President, Investments

Northern Utilities, Inc.	Note Purchase Agreement

Accepted as of the date first written above.

THE CANADA LIFE INSURANCE COMPANY OF CANADA

By:	/s/ B.R. Allison
Name: B.R. ALLISON
Title: Executive Vice-President Chief Investment Officer

By:	/s/ D.B.E. Ayers
Name: D.B.E. AYERS
Title: AUTHORIZED SIGNATORY

Northern Utilities, Inc.	Note Purchase Agreement

Accepted as of the date first written above.

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Christopher Patton
Name: Christopher Patton
Title: Managing Director

Northern Utilities, Inc.	Note Purchase Agreement

Accepted as of the date first written above.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Jeffrey A. Fossell
Name: Jeffrey A. Fossell
Title: Authorized Signatory

Northern Utilities, Inc.	Note Purchase Agreement

Accepted as of the date first written above.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ John A. Tanyeri
Name: John A. Tanyeri
Title: VP and Managing Director

METLIFE INSURANCE K.K.
by MetLife Investment Advisors, LLC,
Its Investment Manager

By:	/s/ John A. Tanyeri
Name: John A. Tanyeri
Title: VP and Managing Director

Northern Utilities, Inc.	Note Purchase Agreement

Accepted as of the date first written above.

PACIFIC LIFE & ANNUITY COMPANY

By:	/s/ Bernard J. Dougherty
Name: Bernard J. Dougherty
Title: Vice President

By:	/s/ Peter S. Fiek
Name: Peter S. Fiek
Title: Assistant Secretary

Northern Utilities, Inc.	Note Purchase Agreement

Accepted as of the date first written above.

CMFG LIFE INSURANCE COMPANY

By:	MEMBERS Capital Advisors, Inc. acting as Investment Advisor

By	/s/ Jason Micks
Name: Jason Micks
Title: Director II, Investments

Northern Utilities, Inc.	Note Purchase Agreement

Accepted as of the date first written above.

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ David M. Weisenburger
Name: David M. Weisenburger
Title: VP, Fixed Income Securities

Northern Utilities, Inc.	Note Purchase Agreement

Accepted as of the date first written above.

COMPANION LIFE INSURANCE COMPANY

By:	/s/ Lee Martin
Name: Lee Martin
Title: An Authorized Signer

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY	A	$6,000,000

8515 East Orchard Road, 3T2

Greenwood Village, CO 80111

Attn: Investments Division

US TIN: 84-0467907

UK DTTP No.: 13/G/63192/DTTP

PAYMENT INSTRUCTIONS – ALL PAYMENTS SHALL BE MADE BY WIRE TRANSFER AS FOLLOWS:

The Bank of New York Mellon

ABA No.: 021-000-018

BNF: GLA111566

Account No.: 6409358400

Account Name: Great-West Life & Annuity Insurance Company

Attn: Income Collection Department

Reference: Security Description and PPN

NOTICES AND COMMUNICATIONS

Great-West Life & Annuity Insurance Company

8515 East Orchard Road, 3T2

Greenwood Village, CO 80111

Attn: Investments Division

Email: bond_compliance@greatwest.com

(Email is preferred method)

PHYSICAL DELIVERY OF SECURITIES - NEW ISSUE

The Depository Trust Company

570 Washington Boulevard, 5th Floor

Jersey City, NJ 07310

Attn: BNY Mellon/Branch Deposit Department

Reference: Great-West Life & Annuity Insurance Company/Acct No. 640935

SCHEDULE A

(to Note Purchase Agreement)

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE CANADA LIFE INSURANCE COMPANY OF CANADA	B	$10,000,000

US TIN: 98-1146243

UK DTTP No.: 03/C/366979/DTTP

PAYMENT INSTRUCTIONS – ALL PAYMENTS SHALL BE MADE BY WIRE TRANSFER AS FOLLOWS:

Corresponding Bank:	Wells Fargo Bank, NA
SWIFT Code: PNBPUS3NNYC
ABA No.: 026005092

Beneficiary’s Bank:	Bank of Montreal
335 Main Street
Winnipeg, Manitoba, Canada R3C 1C2
SWIFT Code: BOFMCAM2

Beneficiary:	The Canada Life Insurance Company of Canada
100 Osborne Street North
Winnipeg, Manitoba, Canada R3C 3A5
Acct No. 05794700480
(Beneficiary address must be referenced)

Reference:	Security Description and PPN

NOTICES AND COMMUNICATIONS

The Canada Life Insurance Company of Canada

100 Osborne Street North

Winnipeg, Manitoba

CANADA R3C 3A5

Attn: Securities Administration – 2C

Fax: (204) 946-8395

cc:	Great-West Life & Annuity Insurance Company

8515 East Orchard Road, 3T2

Greenwood Village, CO 80111

Attn: Investments Division

Email: bond_compliance@greatwest.com

PHYSICAL DELIVERY OF SECURITIES - NEW ISSUE

The Canada Life Insurance Company of Canada

100 Osborne Street North

Winnipeg, Manitoba

CANADA R3C 3A5

Attn: Securities Administration – 2C

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THRIVENT FINANCIAL FOR LUTHERANS	A	$5,000,000
Taxpayer Identification Number 39-0123480	B	$1,000,000

Payments to:

ABA # 011000028

State Street Bank & Trust Co.

DDA # A/C – 6813-049-1

Fund Number: NCE1

Fund Name: Thrivent Financial for Lutherans

All payments must include the following information:

Security Description

Private Placement Number

Reference Purpose of Payment

Interest and/or Principal Breakdown

Notices of payments and written confirmation of such wire transfers to:

Investment Division-Private Placements

Attn: Christopher Patton

Thrivent Financial for Lutherans

625 Fourth Avenue South

Minneapolis, MN 55415

Fax: (612) 844-4027

Email: privateinvestments@thrivent.com

With a copy to:

Attn: Jeremy Anderson or Harmon Bergenheier

Thrivent Financial for Lutherans

625 Fourth Avenue South

Minneapolis, MN 55415

Email: boxprivateplacement@thrivent.com

All other communications to:

Thrivent Financial for Lutherans

Attn: Investment Division-Private Placements

625 Fourth Avenue South

Minneapolis, MN 55415

Fax: (612) 844-4027

Email: privateinvestments@thrivent.com

Issue Notes in name of:

Thrivent Financial for Lutherans

Taxpayer ID Number(s):

39-0123480

Private Placement Notes sent to:

DTCC

Newport Office Center

570 Washington Blvd

Jersey City, NJ 07310

Attn: 5th floor / NY Window / Robert Mendez

Ref: State Street Account

Fund Name: Thrivent Financial for Lutherans

Fund Number: NCE1

With a .pdf copy to:

Lisa Corbin lisa.corbin@thrivent.com

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
American Equity Investment Life Insurance Company	A	$3,000,000
6000 Westown Parkway	B	$2,000,000
West Des Moines, IA 50266

All securities to be registered in the name of our nominee Chimefish & Co

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds:

Bank Name:	State Street Bank & Trust Company
Bank BIC/SWIFT Code	SBOSUS3CXXX
ABA Routing #:	011000028
Account Number:	00076026
Account Name:	American Equity Investment Life Insurance Company (BEV3)
Reference Info:	(See instructions below)

With sufficient information to identify the source and application of such funds including PPN#, security description, interest rate, maturity date and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications (other than Payment and Legal):

American Equity Investment Life Insurance Company

Investment-Private Placements

6000 Westown Parkway

West Des Moines, IA 50266

Attention: Compliance Monitoring

Email: Compliance.PrivatePlacements@American-Equity.com

All notices and communications (Legal):

American Equity Investment Life Insurance Company

Investment-Private Placements

6000 Westown Parkway

West Des Moines, IA 50266

Attention: Legal Monitoring

Email: Legal.PrivatePlacements@American-Equity.com

All notices and communications regarding payment transactions (Payment):

Email: AssetAdmin.PrivatePlacements@American-Equity.com

Attention: Mark Kooienga Phone (515) 273-3576

(3)	Note physical delivery:

Depository Trust and Clearing Corporation

Newport Office Center

570 Washington Blvd

Jersey City, NJ 07310

5th Floor (NY Window-Robert Mendez)

FBO: State Street Bank & Trust Company for account BEV3

(PPN, Security Description)

(4)	Nominee Taxpayer I.D. Number:	65-1186810

(5)	Beneficial Owner Taxpayer I.D. Number:	42-1153896

(6)	UK Passport Treaty Number:	13/A/317755/DTTP (Valid until Aug 31,2021)

Audit Requests: Soft copy to AuditConfirms.PrivatePlacements@American-Equity.com or hard copy to:

American Equity Investment Life Insurance Company

Investment-Private Placements

6000 Westown Parkway

West Des Moines, IA 50266

Attention: AuditConfirms

(General Acct@Chase)

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METROPOLITAN LIFE INSURANCE COMPANY 200 Park Avenue New York, New York 10166	B	$4,300,000

(Securities to be registered in the name of Metropolitan Life Insurance Company)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	002-2-410591
Account Name:	Metropolitan Life Insurance Company
Ref:	665876C#3 – Northern Utilities Inc 4.32% 11/1/2047

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

Metropolitan Life Insurance Company

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Fred Sporer, VP Private Placement Corporates

Emails: PPUCompliance@metlife.com and fsporer@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:

Metropolitan Life Insurance Company, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chiraag Kumar, Esq.

(4)	Taxpayer I.D. Number: 13-5581829

(5)	UK Passport Treaty Number (if applicable): 13/M/61303/DTTP

Audit Requests: Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to: Metropolitan Life Insurance Company, Attn: Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive – 5th Floor, Tampa, FL 33647

(portfolio ADK,ADL,ADN,ADU,ADV,AEB,AEF,AEM,CUB,CUC,CUD,CUE,

MM1,TT3.TT4,TT9,UU2,UU4 - for USD non-GGA)

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METLIFE INSURANCE K.K. 4-1-3, Taihei, Sumida-ku Tokyo, 130-0012 JAPAN	B	$2,100,000

(Securities to be registered in the name of MetLife Insurance K.K.)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	Citibank New York
111 Wall Street, New York, New York 10005 (USA)
ABA Routing #:	021000089
Acct No./DDA:	30872002
Acct Name:	METLIFE PP USDF
Ref:	665876C#3 – Northern Utilities Inc 4.32% 11/1/2047

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

MetLife Asset Management Corp. (Japan)

Administration Department

Tokyo Garden Terrace Kioicho Kioi Tower 25F

1-3, Kioicho, Chiyoda-ku, Tokyo 102-8525 Japan

Attention: Administration Dept. Manager

Email: saura@metlife.co.jp

With a copy to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Fred Sporer, VP Private Placement Corporates

Emails: PPUCompliance@metlife.com and fsporer@metlife.com

With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chiraag Kumar, Esq.

(4)	Taxpayer I.D. Number: 98-1037269 (USA) and 00661996 (Japan)

(5)	UK Passport Treaty Number (if applicable): 43/M/359828/DTTP

Audit Requests: Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to: Metropolitan Life Insurance Company, Attn: Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive – 5th Floor, Tampa, FL 33647

(portfolio ABM-ADW-ADX-CUA-CUF – for USD in GGA)

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METLIFE INSURANCE K.K. 4-1-3, Taihei, Sumida-ku Tokyo, 130-0012 JAPAN	B	$600,000

(Securities to be registered in the name of MetLife Insurance K.K.)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	Citibank New York
ABA Routing #:	021000089
DDA:	30857793
Account Name:	METLIFE PP JPYF
Ref:	665876C#3 – Northern Utilities Inc 4.32% 11/1/2047

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

MetLife Asset Management Corp. (Japan)

Administration Department

Tokyo Garden Terrace Kioicho Kioi Tower 25F

1-3, Kioicho, Chiyoda-ku, Tokyo 102-8525 Japan

Attention: Administration Dept. Manager

Email: saura@metlife.co.jp

With a copy to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Fred Sporer, VP Private Placement Corporates

Emails: PPUCompliance@metlife.com and fsporer@metlife.com

With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chiraag Kumar, Esq.

(4)	Taxpayer I.D. Number: 98-1037269 (USA) and 00661996 (Japan)

(5)	UK Passport Treaty Number (if applicable): 43/M/359828/DTTP

Audit Requests: Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to: Metropolitan Life Insurance Company, Attn: Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive – 5th Floor, Tampa, FL 33647

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
PACIFIC LIFE & ANNUITY COMPANY	B	$5,000,000
		$1,000,000
		$1,000,000

See attached.

PACIFIC LIFE & ANNUITY COMPANY Delivery/Registration Instructions Account Information: Nominee Name: Mac & Co Tax ID#: 95-3769814

Please include all information to ensure proper delivery of certificates and P & I.

For Physical Delivery of Certificates:

The Depository Trust Company

Attn: BNY Mellon/Branch Deposit Department

570 Washington Blvd - 5th Floor

Jersey City, NJ 07310

Account Name:	PACIFIC LIFE & ANNUITY COMPANY GENERAL
ACCOUNT
Account Number:	5687078400

For Payment of Principal & Interest:

Bank: The Bank of New York Mellon

ABA: 021000018

Acct Number: GLA 111566

Acct Name: The Bank of New York Mellon - P&I Dept

FFC:   Account 5687078400 - PACIFIC LIFE & ANNUITY COMPANY

            GENERAL ACCOUNT

** include CUSIP, security description and P&I breakdown. **

All notices of payments and written confirmations of such wire transfers to:

The Bank of New York Mellon

Attn: Pacific Life Accounting Team

One Mellon Bank Center - Room 1130

Pittsburgh, PA 15258-0001

And

Pacific Life Insurance Company

Attn: IM – Cash Team

700 Newport Center Drive

Newport Beach, CA 92660

Fax: 949-718-5845

All other communications shall be addressed to: Pacific Life Insurance Company Attn: IM - Credit Analysis	/s/ Joseph W. Krum
700 Newport Center Drive Newport Beach, CA 92660-6397 PrivatePlacementCompliance@PacificLife.com	Joseph W. Krum VP & Treasurer

NAME OF AND ADDRESS OF PURCHASERP	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
CMFG LIFE INSURANCE COMPANY	A	$3,000,000

See Attached.

MEMBERS CAPITAL ADVISORS, INC. ADMINISTRATIVE DETAILS

DEAL NAME:	Unitil Corporation, NU 10yr	FUNDING DATE:	November 1, 2017
PURCHASER ALLOCATION:

CMFG Life Insurance Company (nominee name TURNKEYS & CO)			$3,000,000.00

SIGNATURE BLOCK:
CMFG Life Insurance Company
By:	MEMBERS Capital Advisors, Inc.
acting as Investment Advisor

By:
	Name:	Anne Finucane
	Title:	Managing Director, Investments

NOTE DELIVERY INSTRUCTIONS:

All Securities Being Purchased Should Be Registered In (See Nominee Name) and Notes Delivered To:

DTCC

Newport Office Center

570 Washington Blvd

Jersey City, NJ 07310

5th floor / NY Window / Robert Mendez

FBO: State Street Bank & Trust for ZTAV

WIRING INSTRUCTIONS:

ABA: 011000028

Bank: State Street Bank

Account Name: CMFG Life Members Zone

DDA #: 1026-256-6

REFERENCE FUND: ZTAV

Nominee Name: TURNKEYS & CO

CMFG Life Insurance Company TAX ID#: 39-0230590

TURNKEYS & CO TAX ID#: 03-0400481

All notices of payments, wires, audit confirmations, compliance and Financials shall be EMAILED to:

EMAIL: DS-PrivatePlacements@cunamutual.com

All Legal communication shall be EMAILED to:

EMAIL: Paul.Barbato@cunamutual.com

CLOSING DOCUMENTS:

Please send only one CD for all entities and forward to the address below:

**Note** No bound or hard copies sent

MEMBERS CAPITAL ADVISORS, INC.

ATTN: PRIVATE PLACEMENTS

5910 MINERAL POINT ROAD

MADISON WI 53705-4456

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
CMFG LIFE INSURANCE COMPANY	B	$1,000,000

See Attached.

MEMBERS CAPITAL ADVISORS, INC. ADMINISTRATIVE DETAILS

DEAL NAME:	Unitil Corporation, NU 30yr	FUNDING DATE:	November 1, 2017
PURCHASER ALLOCATION:
CMFG Life Insurance Company (nominee name TURNKEYS & CO)			$1,000,000.00

SIGNATURE BLOCK:

CMFG Life Insurance Company
By:	MEMBERS Capital Advisors, Inc.
acting as Investment Advisor
By:
	Name:	Anne Finucane
	Title:	Managing Director, Investments

NOTE DELIVERY INSTRUCTIONS:

All Securities Being Purchased Should Be Registered In (See Nominee Name) and Notes Delivered To:

DTCC

Newport Office Center

570 Washington Blvd

Jersey City, NJ 07310

5th floor / NY Window / Robert Mendez

FBO: State Street Bank & Trust for ZT1E

WIRING INSTRUCTIONS:

ABA: 011000028

Bank: State Street Bank

Account Name: CMFG Life Insurance Company

DDA #: 1662-544-4

REFERENCE FUND: ZT1E

Nominee Name: TURNKEYS & CO

CMFG Life Insurance Company TAX ID#: 39-0230590

TURNKEYS & CO TAX ID#: 03-0400481

All notices of payments, wires, audit confirmations, compliance and Financials shall be EMAILED to:

EMAIL:         DS-PrivatePlacements@cunamutual.com

All Legal communication shall be EMAILED to:

EMAIL:         Paul.Barbato@cunamutual.com

CLOSING DOCUMENTS:

Please send only one CD for all entities and forward to the address below:

**Note** No bound or hard copies sent

MEMBERS CAPITAL ADVISORS, INC.

ATTN: PRIVATE PLACEMENTS

5910 MINERAL POINT ROAD

MADISON WI 53705-4456

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AMERICAN UNITED LIFE INSURANCE COMPANY	A	$3,000,000

Purchaser:	American United Life Insurance Company

Issuer:	Northern Utilities, Inc.

Issuing:	Senior Note(s) due 2027

Closing: 11/1/17

Issue:	3.52%

Amount:	$3,000,000.00

We will not send a representative to the closing.

The original note(s) should be sent to:

The Depository Trust Company

Attn: BNY Mellon/Branch Deposit Dept.

Acct # 186683 American United Life Ins. Co.

570 Washington Blvd. – 5th Floor

Jersey City, NJ 07310

Please send all POST-CLOSING documentation to:

American United Life Insurance Company

Attn: Mike Bullock, Securities Department

One American Square, Suite 1017

Post Office Box 368

Indianapolis, IN 46206

mike.bullock@oneamerica.com

Payment:	Northern Utilities, Inc. shall make payment of principal and interest on the note(s) in immediately available funds by wire transfer to the following bank account:

AMERICAN UNITED LIFE INSURANCE COMPANY

Bank of New York

ABA #: 021000018

Credit Account: GLA111566

Account Name: American United Life Insurance Company

Account #: 186683

P & I Breakdown: (Insert)

Re: (Insert CUSIP/PPN and credit name here)

Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.

The United States Tax I.D. Number of American United Life Insurance Company is 35-0145825.

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
COMPANION LIFE INSURANCE COMPANY	B	$2,000,000

Chase Private Placement Delivery, Payment and Notice Instructions

1. Notes to be registered in the name of

COMPANION LIFE INSURANCE COMPANY

2. Tax I.D. # is 13-1595128

3. All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

JPMorgan Chase Bank

ABA #021000021

Private Income Processing

For credit to:

Companion Life Insurance Company

Account # 900-9000200

a/c:—G07903

Cusip/PPN:

Interest Amount:

Principal Amount:

4. Address for delivery of bonds:

JPMorgan Chase Bank

4 Chase Metrotech Center, 3rd Floor

Brooklyn, NY 11245-0001

Attention: Physical Receive Department

Account # G07903

**	It is imperative that the custody account be included on the delivery letter. Without this information, the security will be returned to the sender.

5. Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:

JPMorgan Chase Bank

4 Chase Metrotech Center, 16th Floor

Brooklyn, NY 11245-0001

Attn: Income Processing

a/c: G07903

6. Address for all other communications (i.e.: Quarterly/Annual reports, Tax filings, Modifications, Waivers regarding the indenture):

4—Investment Management

Mutual of Omaha Insurance Company

3300 Mutual of Omaha Plaza

Omaha, NE 68175-1011

Email Address for Electronic Document Transmission: privateplacements@mutualofomaha.com

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Adjusted Net Income (Deficit)” means the amount of net income (or if such net income is a deficit, the amount of such deficit) of the Company and its Subsidiaries for the period in question (taken as a cumulative whole) transferred to the retained earnings account on the books and records of the Company on a consolidated basis, as determined in accordance with GAAP, excluding any extraordinary non-cash gains and losses.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 20% or more of any class of voting or equity interests of the Company or any Subsidiary of the Company or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 20% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Bank Credit Agreement” means any existing or future bank credit facility or combination of bank credit facilities of greater than $10,000,000 entered into by the Company.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws, or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

SCHEDULE B

(to Note Purchase Agreement)

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Manchester, New Hampshire are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Cash Pooling and Loan Agreement” means the cash pooling and loan agreement, as amended and restated, dated December 1, 2008, between Unitil and certain of its Subsidiaries, including the Company, as further amended from time to time.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Northern Utilities, Inc., a New Hampshire corporation, or any successor that becomes such in the manner prescribed in Section 10.4.

“Confidential Information” is defined in Section 20.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to the Notes of any series, that rate of interest per annum that is the greater of (i) 2% above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in Charlotte, North Carolina as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Electronic Delivery” is defined in Section 7.1(a)(ii).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“FERC” means the Federal Energy Regulatory Commission and any successor Governmental Authority thereto.

“Form 10-K” is defined in Section 7.1(b)(ii).

“Form 10-Q” is defined in Section 7.1(a)(ii).

“Funded Indebtedness” of any Person as of any date as of which the amount thereof is to be determined, means (i) all Indebtedness of such Person required to be paid more than one year from the date as of which Funded Indebtedness is being determined pursuant to the terms of the agreement or instrument under which such Indebtedness was incurred, but there shall be excluded sinking fund, serial maturity, periodic installment and amortization payments on account of Indebtedness which are required to be made within one year from the date of such determination and (ii) all Guaranties of Funded Indebtedness of others described in clause (i) of this definition. Notwithstanding the foregoing, Funded Indebtedness shall not include: (a) obligations under contracts for the purchase of gas and energy supply, including transportation charges or Guaranties in respect of such obligations; (b) pension and benefit obligations, whether or not absolute or contingent or included, in accordance with GAAP, in determining total liabilities on the balance sheet; (c) amounts owed to or by the Company or any Subsidiary under the Cash Pooling and Loan Agreement; and (d) all obligations under operating leases.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Granite” means Granite State Gas Transmission, Inc., a New Hampshire corporation.

“Guarantor” means each Person who is a party to the Guaranty Agreement and is otherwise required to comply with the requirements of Section 9.8.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guaranty Agreement” means any Guaranty Agreement delivered pursuant to Section 9.8 the terms of which are substantially similar to the applicable guaranty or other obligation being provided under the Bank Credit Agreement or any other Material Credit Facility and otherwise in a form reasonably acceptable to the Required Holders.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2, and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money;

(b) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases if such Synthetic Leases were accounted for as Capital Leases;

(c) obligations due in respect of Capital Leases which, taking together such obligations for all Capital Leases of such Person, aggregate $5,000,000 or more in the twelve-month period following the date on which Indebtedness is being determined;

(d) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and liabilities pertaining to the regulated purchase of electricity and natural gas supply in the ordinary course of business, but, in any event, including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); and

(e) without duplication, any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) above

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance of title in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes, or (d) the ability of any Guarantor to perform its obligations under any Guaranty Agreement.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a) the Bank Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b) any other agreement(s) (other than the Cash Pooling and Loan Agreement) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $10,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Maturity Date” is defined in the first paragraph of each Note.

“Memorandum” is defined in Section 5.3.

“MPUC” means the Maine Public Utilities Commission and any successor Governmental Authority.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“NHPUC” means the New Hampshire Public Utilities Commission and any successor Governmental Authority.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company or any Guarantor, as applicable, with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “securities” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or of Unitil, as applicable.

“series” means any series of Notes issued pursuant to this Agreement.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Total Capitalization” at any date means the sum of (x) Funded Indebtedness of the Company and its Subsidiaries, and (y) Total Shareholders’ Equity as of such date. Such Total Capitalization shall be exclusive of Accumulated and Other Comprehensive Income (within the meaning of GAAP) derived from pension and benefit obligations; provided, however, that, to the extent permitted by Section 10.1(a)(iii) hereof, any Funded Indebtedness to be redeemed from the proceeds of the incurrence of Funded Indebtedness as provided for in Section 10.1(a)(iii) hereof, which have not yet been so redeemed, shall not be included in the determination of Total Capitalization. Such Total Capitalization shall be exclusive of accumulated Other Comprehensive Income (within the meaning of GAAP).

“Total Shareholders’ Equity” means, as of any date of determination, the aggregate amount for total common stock equity, preference stock and Preferred Stock as presented in accordance with GAAP on a consolidated balance sheet of the Company as of such date.

“Unitil” means Unitil Corporation, a New Hampshire corporation.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“United States Person” has the meaning set forth in section 7701(a)(30) of the Code.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

DISCLOSURE MATERIALS

Regulatory approvals for the issuance of the Notes as described in Section 4.12 of the Note Purchase Agreement.

Unitil Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Unitil Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Unitil Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Unitil Corporation’s Current Reports on Form 8-K that were filed with the Securities and Exchange Commission on or after January 1, 2017.

SCHEDULE 5.3

(to Note Purchase Agreement)

ORGANIZATION AND OWNERSHIP OF SHARES OF THE COMPANY AND SUBSIDIARIES

a.	(i)	None.

(ii)

Unitil Corporation

Unitil Energy Systems, Inc.

Fitchburg Gas and Electric Light Company

Unitil Power Corp.

Unitil Realty Corp.

Unitil Service Corp.

Unitil Resources, Inc.

Granite State Gas Transmission, Inc.

Usource, Inc.

Usource L.L.C.

	(iii)	Directors and Officers

Directors
Robert V. Antonucci
David P. Brownell
Lisa Crutchfield
Albert H. Elfner, III
Edward F. Godfrey
Michael B. Green
Eben S. Moulton
M. Brian O’Shaughnessy
Robert G. Schoenberger
Sarah P. Voll
David A. Whiteley

Officers	Title
Robert G. Schoenberger	President
Todd R. Black	Senior Vice President
Mark H. Collin	Senior Vice President
Thomas P. Meissner, Jr.	Senior Vice President
Justin Eisfeller	Vice President
Robert S. Furino	Vice President
Christopher Leblanc	Vice President
Raymond Letourneau, Jr.	Vice President
David Chong	Treasurer
Laurence M. Brock	Controller
Sandra L. Whitney	Secretary

SCHEDULE 5.4

(to Note Purchase Agreement)

FINANCIAL STATEMENTS

1.	Audited Financial Statements of Northern Utilities, Inc. as of December 31, 2016.

2.	Unaudited and Condensed Financial Statements of Northern Utilities, Inc. as of and for the Three Months Ended March 31, 2017.

SCHEDULE 5.5

(to Note Purchase Agreement)

EXISTING INDEBTEDNESS

BORROWER/OBLIGOR	LENDER/CREDITOR	DESCRIPTION AND MATURITY	BALANCE (USD)	DESCRIPTION OF SECURITY OR OTHER CREDIT SUPPORT
Northern Utilities, Inc.	Various institutional investors.	6.95% Senior Notes, Due December 3, 2018	$20,000,000	None.
Northern Utilities, Inc.	Various institutional investors.	5.29% Senior Notes, Due March 2, 2020	$25,000,000	None.
Northern Utilities, Inc.	Various institutional investors.	7.72% Senior Notes, Due December 3, 2038	$50,000,000	None.
Northern Utilities, Inc.	Various institutional investors.	4.42% Senior Notes, Due October 15, 2044	$50,000,000	None.
Northern Utilities, Inc.	Unitil and certain of its subsidiaries.	Cash Pooling and Loan Agreement, as amended and restated, dated December 1, 2008.	$28,491,707	None.

The Company is a party to, or otherwise subject to provisions contained in, instruments evidencing the Funded Indebtedness of the Company set forth on Schedule 10.1 and agreements and other documents relating thereto that limit the amount of, or otherwise impose restrictions on the incurring of, Funded Indebtedness of the Company.

SCHEDULE 5.15

(to Note Purchase Agreement)

EXISTING FUNDED INDEBTEDNESS

BORROWER/OBLIGOR	LENDER/CREDITOR	DESCRIPTION AND MATURITY	BALANCE (USD)	DESCRIPTION OF SECURITY OR OTHER CREDIT SUPPORT
Northern Utilities, Inc.	Various institutional investors.	6.95% Senior Notes, Due December 3, 2018	$10,000,000	None.
Northern Utilities, Inc.	Various institutional investors.	5.29% Senior Notes, Due March 2, 2020	$16,600,000	None.
Northern Utilities, Inc.	Various institutional investors.	7.72% Senior Notes, Due December 3, 2038	$50,000,000	None.
Northern Utilities, Inc.	Various institutional investors.	4.42% Senior Notes, Due October 15, 2044	$50,000,000	None.

SCHEDULE 10.1

(to Note Purchase Agreement)

EXISTING LIENS

NONE

SCHEDULE 10.2

(to Note Purchase Agreement)

[FORM OF SERIES 2017A NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

NORTHERN UTILITIES, INC.

3.52% SENIOR NOTE, SERIES 2017A, DUE NOVEMBER 1, 2027

No. [ ]	November 1, 2017
$[ ]	PPN 665876 C@5

For Value Received, the undersigned, Northern Utilities, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of New Hampshire, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] Dollars (or so much thereof as shall not have been prepaid) on November 1, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.52% per annum from the date hereof, payable semiannually, on the 1st day of May and November in each year, commencing with the May 1 or November 1 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) without duplication with clause (a) above, to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.52% or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in Charlotte, North Carolina as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Hampton, New Hampshire, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

EXHIBIT 1

(to Note Purchase Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to, and subject to, the Note Purchase Agreement, dated as of July 14, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

NORTHERN UTILITIES, INC.

By
Name:
Title:

1-2

[FORM OF SERIES 2017B NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

NORTHERN UTILITIES, INC.

4.32% SENIOR NOTE, SERIES 2017B, DUE NOVEMBER 1, 2047

No. [ ]	November 1, 2017
$[ ]	PPN 665876 C#3

For Value Received, the undersigned, Northern Utilities, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of New Hampshire, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] Dollars (or so much thereof as shall not have been prepaid) on November 1, 2047 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.32% per annum from the date hereof, payable semiannually, on the 1st day of May and November in each year, commencing with the May 1 or November 1 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) without duplication with clause (a) above, to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.32% or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in Charlotte, North Carolina as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Hampton, New Hampshire, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

EXHIBIT 1

(to Note Purchase Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to, and subject to, the Note Purchase Agreement, dated as of July 14, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

NORTHERN UTILITIES, INC.

By
Name:
Title:

1-2

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY

The following opinions are to be provided by special counsel to the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement1.

1. The Note Purchase Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that: (a) the foregoing may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (b) the foregoing is subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (c) no opinion is expressed insofar as any term or provision of any Transaction Document2 conflicts or is inconsistent with any term or provision of any other Transaction Document.

2. The Notes issued on the date hereof, upon payment and delivery in accordance with the Note Purchase Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except that: (a) the foregoing may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (b) the foregoing is subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (c) no opinion is expressed insofar as any term or provision of any Transaction Document conflicts or is inconsistent with any term or provision of any other Transaction Document.

3. To our knowledge, the issuance and sale of the Notes and the execution and delivery by the Company of the Note Purchase Agreement and the performance by the Company of its obligations thereunder will not (i) violate or result in a breach of any of the agreements or other instruments listed on Schedule 5.15 of the Note Purchase Agreement to which the Company is a party or by which the Company is bound that constitute outstanding Indebtedness of the Company or (ii) violate any Applicable Law3 applicable to the Company.

[1]	The references to “Note Purchase Agreement” means the Note Purchase Agreement to which this Exhibit 4.4(a) is attached.
[2]	“Transaction Documents” means the Note Purchase Agreement and the Notes.
[3]

“Applicable Laws” means those Federal laws of the United States of America and those laws of the State of New York and the Commonwealth of Massachusetts, in each case which, in the special counsel’s experience, without having made any special investigation as to the applicability of any specific law, are normally applicable to transactions of the type contemplated by the Note Purchase Agreement (subject to certain exclusions).

EXHIBIT 4.4(a)

(to Note Purchase Agreement)

4. To our knowledge, no consent, approval or authorization or other action by, or filing with, any governmental authority is required to be obtained or made by or on behalf of the Company under any Applicable Law in connection with the execution and delivery by the Company of the Note Purchase Agreement, the consummation by the Company of the Transactions4 or the performance by the Company of its obligations under the Note Purchase Agreement, except for (a) federal securities laws, (b) state securities or blue sky laws, as to which we express no opinion, and (c) those already obtained or made.

5. Except as set forth in the Disclosure Documents, and without investigation, analysis, or review of court or other public records, to our knowledge, there is no litigation, proceeding or governmental investigation pending or threatened in writing against the Company that relates to the consummation by the Company of the Transactions except litigation or investigations that (a) individually do not in any manner draw into question the validity of the Note Purchase Agreement or the Notes, or (b) in the aggregate, if adversely determined, could not be reasonably expected to materially and adversely affect the Company’s ability to perform its obligations under the Note Purchase Agreement or the Notes.

6. The Company is not an “investment company” or, to our knowledge, a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “ICA”).

7. Assuming the proceeds of the sale of the Notes will be used by the Company for the purposes provided in Section 5.14 of the Note Purchase Agreement, the sale of the Notes to the Purchasers, and the application of the proceeds of the sale of the Notes, will not violate Regulations U and X of the Board of Governors of the Federal Reserve System.

8. Assuming (a) that neither the Company, nor any other party has engaged in a general solicitation, (b) that the representations of the Company and each Purchaser contained in the Note Purchase Agreement are true, correct and complete, and (c) compliance by the Company and each Purchaser with its covenants set forth in the Note Purchase Agreement, it is not legally required, in connection with the Company’s offer, sale and delivery of the Notes to the Purchasers pursuant to the Note Purchase Agreement, to register the Notes under the Securities Act of 1933, as amended.

[4]	“Transactions” means the transactions contemplated by the Note Purchase Agreement.

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FORM OF OPINION OF GARY EPLER,

CHIEF REGULATORY COUNSEL FOR UNITIL SERVICE CORP.

The following opinions are to be provided by Gary Epler, Chief Regulatory Counsel for Unitil Service Corp., subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement5.

1. The Company is a corporation validly existing and in good standing under the laws of the State of New Hampshire and has the requisite corporate power and authority to carry on its business as now being conducted.

2. The Company has the requisite corporate power and authority to execute and deliver the Transaction Documents6 to which it is a party and to perform its obligations thereunder. The execution and delivery by the Company of the Transaction Documents to which it is a party and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company. The Transaction Documents have been duly and validly executed and delivered by the Company.

3. The issuance and sale of the Notes and the execution and delivery by the Company of the Note Purchase Agreement and the performance by the Company of its obligations thereunder will not (i) violate any existing terms of its Organizational Documents7, (ii) violate or result in a breach of any of the agreements or other instruments listed on Schedule 5.15 of the Note Purchase Agreement to which the Company is a party or by which the Company is bound that constitute outstanding Indebtedness of the Company, or (iii) violate any Applicable Law8 applicable to the Company.

4. No consent, approval or authorization or other action by, or filing with, any governmental authority is required to be obtained or made by or on behalf of the Company under any Applicable Law in connection with the execution and delivery by the Company of the Note Purchase Agreement, the consummation by the Company of the Transactions9 or the performance by the Company of its obligations under the Note Purchase Agreement, except for (i) federal securities laws, as to which I express no opinion, (ii) state securities or blue sky laws, as to which I express no opinion, and (iii) those already obtained or made.

[5]	The references to “Note Purchase Agreement” means the Note Purchase Agreement to which this Exhibit 4.4(b) is attached.
[6]	“Transaction Documents” means the Note Purchase Agreement and the Notes.
[7]	“Organizational Documents” means the Articles of Incorporation and the By-Laws of the Company.
[8]

“Applicable Laws” means (i) the New Hampshire Business Corporation Act, the public utility laws of the State of New Hampshire, the public utility laws of the State of Maine and the public utility laws of the State of Massachusetts and (ii) those Federal laws of the United States of America and those laws of the State of New Hampshire, in each case which, in Gary Epler’s experience, without having made any special investigation as to the applicability of any specific law, are normally applicable to transactions of the type contemplated by the Note Purchase Agreement (subject to certain exclusions).

[9]	“Transactions” means the transactions contemplated by the Note Purchase Agreement.

EXHIBIT 4.4(b)

(to Note Purchase Agreement)

5. Except as set forth in the Disclosure Documents, and without investigation, analysis, or review of court or other public records, to my knowledge, there is no litigation, proceeding or governmental investigation pending or threatened in writing against the Company that relates to the consummation by the Company of the Transactions except litigation or investigations that (a) individually do not in any manner draw into question the validity of the Note Purchase Agreement or the Notes or (b) in the aggregate, if adversely determined, could not be reasonably expected to materially and adversely affect the Company’s ability to perform its obligations under the Note Purchase Agreement or the Notes.

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FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

To be provided to the Purchasers only.

EXHIBIT 4.4(c)

(to Note Purchase Agreement)